Exhibit 10.1

AMENDMENT NO. 2 TO
THE ZOOMINFO TECHNOLOGIES INC.
2020 EMPLOYEE STOCK PURCHASE PLAN
This Amendment No. 2 (this “Amendment”) to the ZoomInfo Technologies Inc. 2020 Employee Stock Purchase Plan (the “Plan”), is effective July 1, 2026 (the “Effective Date”). Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
1.The last sentence of Section 5(d) of the Plan is hereby deleted in its entirety and replaced with the following:
Contributions for a Participant during an Offering Period shall commence on the applicable Purchase Period Start Date when the Participant’s authorization for a Contribution becomes effective. Unless otherwise determined by the Committee, the deduction rate and/or the amount of other Contributions selected in a Participant’s initial authorization for Contributions shall remain in effect for subsequent Offering Periods unless the Participant (i) submits a new authorization for Contributions selecting a new level of payroll deductions in accordance with Section 5(g), (ii) withdraws from the Plan in accordance with Section 8, or (iii) terminates employment or otherwise becomes ineligible to participate in the Plan.
2.Section 5 of the Plan is hereby amended to add the following:
(j)     Automatic Reset of Offering Periods. Notwithstanding anything in the Plan to the contrary, if the Fair Market Value of a share of Common Stock of the Purchase Date is less than the Fair Market Value of a share of Common Stock on the Offering Date of the applicable Offering Period, then such Offering Period shall automatically terminate immediately after the purchase of shares on such Purchase Date and a new subsequent Offering Period shall commence the day after such Purchase Date.
3.Section 7 of the Plan is hereby amended to add the following:
(e)     Sale of Plan Shares. The Committee shall require Participants to abstain from selling or otherwise transferring any or all of shares of Common Stock issued with respect to any Purchase Rights for the one (1) year period immediately following the last day of the applicable Purchase Period for such Purchase Right.
4.This Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Plan.
5.Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

(Signature Page Follows)

The undersigned, being the Corporate Secretary of the Company, hereby certifies, on behalf of the Company, that this Amendment was duly ratified, adopted, and approved by the Board on or prior to the Effective Date.
ZOOMINFO TECHNOLOGIES INC.

By: /s/ Ashley McGrane     Name: Ashley McGrane
Title: Executive Vice President, General Counsel and Corporate Secretary
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